MOUNTAIN  OIL, INC. ANNOUNCES DEFINITIVE AGREEMENT WITH DENTAL COOPERATIVE, INC.

PROVO, JANUARY 26, 2004/ PRNEWSWIRE / --MOUNTAIN OIL, INC. (MOLI) TODAY ANNOUNCED THAT IT SIGNED A DEFINITIVE AGREEMENT FOR THE ACQUISITION OF DENTAL COOPERATIVE, INC. ON JANUARY 22, 2004. DENTAL COOPERATIVE WAS ORGANIZED IN 1998 FOR THE PURPOSE OF ORGANIZING DENTISTS INTO A COOPERATIVE MODEL OF CONTRACTUALLY NETWORKED PRACTICES, ALLOWING MEMBER DENTISTS TO ACCESS A VARIETY OF BENEFITS FROM THE COOPERATIVE STRUCTURE, SUCH AS SUPPLIES PURCHASING PROGRAMS, INSURANCE AND EMPLOYEE BENEFITS PROGRAMS, AND OPPORTUNITIES FOR PROFIT SHARING THROUGH THE COOPERATIVE MODEL. THE KEY TO THE DENTAL COOPERATIVE MODEL WAS THE ABILITY OF THE DENTIST TO CONTINUE TO OWN AND MANAGE A PRACTICE WHILE STILL BENEFITING FROM A GROUP BUSINESS MODEL. MORE RECENTLY, DENTAL COOPERATIVE HAS USED ITS NETWORK OF MEMBER DENTISTS TO ORGANIZE A DENTAL CARE PLAN OFFERING TO EMPLOYERS UNDER THE TRADE NAMES "INTERMOUNTAIN DENTAL PLAN" AND "DENTISTDIRECT".

THE DEFINITIVE AGREEMENT PROVIDES FOR THE ISSUANCE OF 18,823,288 SHARES OF MOUNTAIN OIL COMMON STOCK IN EXCHANGE FOR ALL THE ISSUED AND OUTSTANDING CAPITAL STOCK OF DENTAL COOPERATIVE. FOLLOWING THE ACQUISITION, DENTAL COOPERATIVE WILL BE A WHOLLY OWNED SUBSIDIARY OF MOUNTAIN OIL. AS A NEGOTIATED ELEMENT OF THE PROPOSED TRANSACTION, MOLI HAS AGREED TO "SPIN-OFF" ITS OPERATING SUBSIDIARY, OAKRIDGE RESOURCES, INC. BY DISTRIBUTING ALL OF THE COMMON STOCK OF OAKRIDGE TO THOSE PERSONS WHO ARE CURRENT STOCKHOLDERS OF MOUNTAIN OIL. IN CONNECTION WITH THE ACQUISITION, MOUNTAIN OIL WILL SUBMIT TO ITS STOCKHOLDERS A PROPOSAL TO CHANGE ITS NAME TO DENTAL PATIENT CARE AMERICA, INC., AND PROPOSE FOR ELECTION TWO NEW DIRECTORS DESIGNATED BY DENTAL COOPERATIVE TO REPLACE JOSEPH OLLIVIER AND LYNN STRATFORD. HARRY L. "PETE" PETERSON WILL CONTINUE TO SERVE AS A DIRECTOR FOLLOWING THE ACQUISITION.

CONSUMMATION OF THE TRANSACTION, AS WELL AS THE SPIN-OFF OF OAKRIDGE, IS SUBJECT TO APPROVAL BY THE STOCKHOLDERS OF BOTH MOUNTAIN OIL AND DENTAL COOPERATIVE, COMPLIANCE WITH STATUTORY REQUIREMENTS, AND THE SATISFACTION OF OTHER CONDITIONS STATED IN THE DEFINITIVE AGREEMENT. CONSEQUENTLY, THE PUBLIC IS URGED NOT TO SPECULATE IN THE COMMON STOCK OF MOUNTAIN OIL.

ADDITIONAL INFORMATION CAN BE OBTAINED FROM JOSEPH OLLIVIER, PRESIDENT, MOUNTAIN OIL, INC. (801-373-3990).

FORWARD-LOOKING  STATEMENTS
CERTAIN STATEMENTS IN THIS RELEASE ARE "FORWARD-LOOKING STATEMENTS." THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE
CONTENT OF THE STATEMENT INCLUDE WORDS SUCH AS THE COMPANY "BELIEVES," "ANTICIPATES," "ESTIMATES," "EXPECTS," "PROJECTS," "WILL" OR WORDS OF SIMILAR IMPORT. SPECIFICALLY, ALL STATEMENTS RELATED TO CONSUMMATING THE ACQUISITION OF DENTAL COOPERATIVE, DISPOSITION OF OAKRIDGE, AND THE ACTIONS OR EVENTS REQUIRED TO EFFECT THESE TRANSACTIONS ARE FORWARD-LOOKING STATEMENTS, AND THERE IS NO ASSURANCE THAT ANY OF THESE TRANSACTIONS OR EVENTS WILL COME TO PASS. NUMEROUS FACTORS MAY AFFECT WHETHER THE TRANSACTIONS ACTUALLY OCCUR, SUCH AS OBTAINING THE REQUISITE STOCKHOLDER APPROVALS, SATISFACTORILY COMPLYING WITH STATUTORY AND REGULATORY REQUIREMENTS, AND SATISFYING OTHER CONDITIONS STATED IN THE AGREEMENT BETWEEN THE PARTIES, MANY OF WHICH MAY BE BEYOND THE CONTROL OF MOUNTAIN OIL.

ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO MOUNTAIN OIL, OR PERSONS ACTING ON ITS BEHALF, ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THESE CAUTIONARY STATEMENTS.